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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

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                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported):  June 30, 2000

                       System Software Associates, Inc.
              (Exact Name of Registrant as Specified in Charter)


    Delaware                       0-15322                        36-3144515
 (State or Other           (Commission File Number)             (IRS Employer
  Jurisdiction                                               Identification No.)
of Incorporation)

                  500 West Madison Street, Chicago, IL 60661
         (Address of Principal Executive Offices, Including Zip Code)

                                (312) 258-6000
             (Registrant's Telephone Number, Including Area Code)

         (Former Name or Former Address, if Changed Since Last Report)

                                      N/A

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                             ITEM 5. OTHER EVENTS.

     On June 30, 2000, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") postponed the scheduled date for the hearing on the proposed sale of the Company's assets from June 30, 2000 to July 10, 2000. The Company requested the postponement because Gores Technology Group ("GTG") and its wholly owned subsidiary, SSA Acquisition Corporation ("Newco"), have requested more time to complete financing arrangements for the purchase of substantially all of the Company's assets pursuant to the Asset Purchase Agreement dated May 3, 2000 (the "Asset Purchase Agreement"). As previously disclosed, no other qualified bids for the Company's assets were received pursuant to the bidding procedures approved by the Bankruptcy Court.

     The Company understands that GTG is in the final stages of negotiations with interested parties, including the Company's senior secured lenders and holders of the Company's convertible subordinated notes, regarding the financing of the proposed sale. The Company also understands that if an agreement is reached, the capital structure of Newco may consist of less than the $20,000,000 of common stock and more than the $40,000,000 of long-term debt that is contemplated by the Asset Purchase Agreement.

     On June 30, 2000, the Company and its senior secured lenders also agreed to extend the revolving credit facility (the "DIP Facility") under the Company's Senior Secured Super-Priority Debtor-In-Possession Loan and Security Agreement (dated as of May 3, 2000) until July 21, 2000 and to increase the maximum amount available under the DIP Facility from $5,000,000 to $9,000,000. If the sale to Newco is approved by the bankruptcy court on July 10, the parties intend to close the sale on or prior to July 21. There can be no assurance, however, that the amount available under the DIP Facility will be sufficient to fund the operations of the Company through July 21. Extension of the DIP Facility beyond July 21 (if necessary) is subject to, among other things, approval by the Company's senior secured lenders.

     Also on June 30, 2000, Victor Shepherd, Lloyd Miller and Kirk Isaacson were elected to the Company's Board of Directors and Robert Carpenter and Douglas Smith resigned from the Board. Robert Carpenter also was replaced as the Company's Chief Executive Officer by Victor Shepherd and the Company and GTG filed with the Bankruptcy Court an interim management stipulation providing for GTG to supervise and approve all of the Company's transactions in the ordinary course of business. Mr. Shepherd is a consultant to GTG. Mr. Miller is a holder of the Company's convertible subordinated notes and a potential investor in Newco. Mr. Isaacson is the Company's Vice President and General Counsel.

     Mr. Shepherd has been elected as interim CEO to assist in the transition of the business in anticipation of the proposed sale to Newco. If the sale is completed, it is anticipated that Mr. Shepherd will serve as the CEO of Newco. His term as interim CEO and the interim management arrangements with GTG expire on the earlier of the completion of the sale of the Company's assets and July 21, 2000.

     There can be no assurance that a sale of the Company's assets will be approved by the Bankruptcy Court or, if approved, completed. If a sale is completed, there can be no assurance regarding the terms of any such sale. There, also can be no assurance that the continuation of the bankruptcy proceeding will not have a material adverse effect on the Company's business, financial condition or results of operations.

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     The statements contained in this Form 8-K and the exhibits hereto regarding the timing, process and results of the bankruptcy proceeding and the proposed sale of the Company's assets are "forward-looking" statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "intend," "expect," "believe," and "belief" and similar expressions, as they relate to the Company, have been used to identify such forward-looking statements. These statements reflect current beliefs and specific assumptions of the Company with respect to future events and are based on information currently available to it. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the results of the bankruptcy proceedings and the proposed sale of SSA's assets to differ from the results expressed in or implied by, these statements.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 System Software Associates, Inc.



                                 By: /s/ Kirk J. Isaacson
                                     ----------------------------------
                                     Kirk J. Isaacson
                                     Vice President and General
                                       Counsel


Dated: July 3, 2000

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